Piper & Marbury L.L.P.
Charles Center South
36 South Charles Street
Baltimore, Maryland 21201-3010

November 20, 1996

Holland Series Fund, Inc.
375 Park Avenue
New York, NY 10152

Re:	24f-2 Opinion

Dear Sirs:

   	We have acted as Maryland counsel to Holland Series Fund, Inc., a Maryland corporation (the "Company"), in connection with the Company's filing of a Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, for the Company's fiscal year ended September 30, 1996. In that capacity, we have examined the Company's charter and by-laws, a good-standing certificate recently issued by the State Department of Assessments and Taxation of Maryland, and such statutes, regulations, corporate records and documents that we deemed necessary or advisable for purposes of the opinions set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to use as copies.

   	On the basis of the foregoing and of such other legal considerations that we deemed relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you as follows:

   	1.	 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

   	2.	 The 687,852 shares of Common Stock of the Holland Balanced Fund, a portfolio of the Company, par value $.01 per share, reported by the
        Company to have been issued during its fiscal year ended September 30,
        1996, were legally issued, fully paid and nonassessable.

   	This opinion is intended solely for the benefit and use of the party to whom it is addressed and may not be used by any other person without the prior written consent of Piper & Marbury L.L.P.

   	We hereby consent to the filing of this opinion as an exhibit to the Company's Rule 24f-2 Notice.

                                       								Very truly yours,
                                       								/s/Piper & Marbury L.L.P.